EXHIBIT 99.1

XOMA Reports Second Quarter 2018 Financial Results

EMERYVILLE, Calif., Aug. 07, 2018 (GLOBE NEWSWIRE) -- XOMA Corporation (Nasdaq: XOMA), a pioneer in the discovery, development and licensing of therapeutic antibodies, today announced its second quarter 2018 financial results.

“We continue to focus our efforts on expanding our portfolio of partner-funded programs through both acquisition and out-license activities,” said Jim Neal, Chief Executive Officer at XOMA.  “We believe we are well-positioned to execute on our royalty-aggregator strategy to create near- and long-term value for shareholders.”

Financial Results
XOMA recorded total revenues of $2.3 million for the second quarter of 2018, $1.8 million of which was recognized under XOMA’s license agreement and common stock purchase agreement with Rezolute.  In the second quarter of 2017, XOMA reported $10.9 million in revenue, $10.0 million of which was milestone revenue earned under one of the Company’s license agreements with Novartis.

Research and development (R&D) expenses were $0.4 million for the second quarter of 2018, compared to $2.9 million for the second quarter of 2017.  The decrease in R&D expenses was due primarily to reductions of $1.0 million in clinical trial costs, $0.4 million in consulting costs, $0.4 million in the allocation of facilities costs, $0.4 million in external manufacturing activities, and $0.1 million in stock-based compensation.  The significant reduction in R&D spending is a result of the discontinuation of clinical trial activities and the execution of the Company’s royalty-aggregator business model.

General and administrative (G&A) expenses were $4.4 million for the second quarter of 2018, compared to $5.2 million for the second quarter of 2017.  The decrease in G&A expenses was due primarily to reductions of $0.9 million in stock-based compensation, $0.2 million in legal and accounting fees, and $0.1 million in information technology costs, partially offset by increases of $0.2 million in consulting services and $0.4 million in the allocation of facilities costs due to a greater proportion of G&A personnel after the Company’s restructuring activities.

The Company recorded a lease-related restructuring charge of $0.5 million in the second quarter of 2018, compared with $1.5 million for personnel-related restructuring expenses in the same period of 2017.

Total other income, net was $1.2 million for the second quarter of 2018, compared to other expense of $0.7 million for the second quarter of 2017.  During the second quarter of 2018, we recorded $1.0 million in income from Ology Bioservices related to the disposition of our biodefense business in March 2016.  Separately, we received long-term equity securities that consisted of an investment in Rezolute Inc.’s common stock under the terms of a licensing agreement.  As of June 30, 2018, the fair value of the long-term equity securities had decreased, and we recognized a loss of $0.4 million.

Net loss for the second quarter of 2018 was $1.9 million, compared to net income of $0.3 million for the second quarter of 2017.

On June 30, 2018, XOMA had cash and cash equivalents of $38.7 million.  The Company ended December 31, 2017, with cash and cash equivalents of $43.5 million.  The Company’s current cash and cash equivalents are expected to be sufficient to fund its operations for multiple years.

About XOMA Corporation
XOMA has built a significant portfolio of products that are licensed to and being developed by other biotech and pharmaceutical companies.  The Company’s portfolio of partner-funded programs spans multiple stages of the drug development process and across various therapeutic areas.  Many of these licenses are the result of XOMA’s pioneering efforts in the discovery and development of antibody therapeutics.  The Company’s royalty-aggregator business model includes acquiring additional licenses to partner-funded programs.  XOMA’s license portfolio has the potential to generate significant milestone payments and royalty revenue in the future. For more information, visit www.xoma.com.

Forward-Looking Statements
Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees’ may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; we may not be successful in entering into out-license agreements for our product candidates; if our therapeutic product candidates do not receive regulatory approval, our third-party licensees will not be able to manufacture and market them. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA's most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA's prospects. Any forward-looking statement in this press release represents XOMA's views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

XOMA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$38,690	$43,471
Trade and other receivables, net	480	397
Prepaid expenses and other current assets	588	327
Total current assets	39,758	44,195
Property and equipment, net	74	83
Long-term equity securities	553	—
Other assets	831	657
Total assets	$41,216	$44,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,082	$1,679
Accrued and other liabilities	1,142	2,675
Income taxes payable	—	1,637
Unearned revenue recognized under units-of-revenue method – current	171	615
Contract liabilities	798	798
Accrued interest on long-term debt – current	—	18
Total current liabilities	3,193	7,422
Unearned revenue recognized under units-of-revenue method – non-current	17,592	17,123
Long-term debt	14,853	14,572
Other liabilities – non-current	726	32
Total liabilities	36,364	39,149

Stockholders’ equity:
Convertible preferred stock, $0.05 par value, 1,000,000 shares authorized, 5,003 shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 8,379,163 and 8,249,158 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	63	62
Additional paid-in capital	1,189,601	1,184,783
Accumulated deficit	(1,184,812)	(1,179,059)
Total stockholders’ equity	4,852	5,786
Total liabilities and stockholders’ equity	$41,216	$44,935

The accompanying notes are an integral part of these consolidated financial statements.

XOMA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Revenue from contracts with customers	$2,341	$10,780	$2,743	$10,930
Revenue recognized under units-of-revenue method	(86)	110	(25)	220
Total revenues	2,255	10,890	2,718	11,150

Operating expenses:
Research and development	376	2,916	808	6,908
General and administrative	4,411	5,203	9,579	10,370
Restructuring	459	1,460	459	3,480
Total operating expenses	5,246	9,579	10,846	20,758

(Loss) income from operations	(2,991)	1,311	(8,128)	(9,608)

Other income (expense):
Interest expense	(178)	(297)	(348)	(906)
Loss on extinguishment of debt	—	—	—	(515)
Other income (expense), net	1,222	(729)	2,723	600
Net (loss) income and comprehensive (loss) income	$(1,947)	$285	$(5,753)	$(10,429)
Net (loss) income and comprehensive (loss) income available to common stockholders, basic and diluted	$(1,947)	$172	$(5,753)	$(16,032)
Basic net (loss) income per share available to common stockholders	$(0.23)	$0.02	$(0.69)	$(2.21)
Diluted net (loss) income per share available to common stockholders	$(0.23)	$0.02	$(0.69)	$(2.21)
Weighted average shares used in computing basic net (loss) income per share available to common stockholders	8,362	7,588	8,338	7,240
Weighted average shares used in computing diluted net (loss) income per share available to common stockholders	8,362	7,643	8,338	7,240

Investor contact:
Juliane Snowden
Oratorium Group, LLC
+1 646-438-9754
jsnowden@oratoriumgroup.com

Media contact:
Kathy Vincent
KV Consulting & Management
+1 310-403-8951
kathy@kathyvincent.com